UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            -------------------------

                                    FORM 8-K

                            -------------------------


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 27, 2001


                           FIRST MERCHANTS CORPORATION
             (Exact name of registrant as specified in its charter)


                                     INDIANA
                 (State or other jurisdiction of incorporation)


0-17071                                                               35-1544218
(Commission File Number)                       (IRS Employer Identification No.)


200 East Jackson Street
P.O. Box 792
Muncie, Indiana                                                            47305
(Address of principal executive offices)                              (Zip Code)


       Registrant's telephone number, including area code: (765) 747-1500

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Item 5. Other Events and Regulation FD Disclosure.

     On October 15, 2001, First Merchants Corporation (the "Registrant") and Lafayette Bancorporation ("Lafayette") jointly announced the signing of a definitive agreement (the "Agreement") pursuant to which Lafayette will be merged with and into Registrant (the "Merger"). Registrant filed a Current Report on Form 8-K (the "Current Report") with the Securities and Exchange Commission on October 15, 2001, disclosing certain terms of the Merger. A copy of the Agreement was attached to the Current Report as an exhibit. Subject to various contingencies, the Merger is expected to be completed in the second quarter of 2002.

     In connection with the Merger, Registrant is filing the following financial information as exhibits hereto:

     (a) Audited consolidated financial statements of Lafayette as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000;

     (b) Unaudited consolidated financial statements of Lafayette as of September 30, 2001 and for each of the three month periods and nine month periods ended September 30, 2001 and 2000; and

     (c) Unaudited pro forma combined consolidated financial information for Registrant and for Lafayette giving effect to the Merger, as of September 30, 2001, for the nine month period ended September 30, 2001, and for the year ended December 31, 2000.

     On November 27, 2001, Registrant announced that it had executed two agreements pursuant to which it would enter the title insurance business by acquiring Delaware County Abstract Company, Inc. ("DCA") and Beebe & Smith Title Insurance Company, Inc. ("B&S") (the "Acquisitions"). A copy of the November 27, 2001 press release announcing the Acquisitions is attached hereto as an exhibit.

     Subject to certain contingencies, DCA and B&S are to be merged into Indiana Title Insurance Company, a wholly-owned subsidiary of the Registrant ("ITIC"), effective January 1, 2002. As part of the Acquisitions, the shareholders of DCA and B&S will receive unregistered shares of the Registrant's common stock with a value of approximately $1.1 million and $1.1 million, respectively, in consideration for their shares of DCA and B&S. In addition, the shareholders of DCA and B&S will each receive additional unregistered shares of the Registrant's common stock with a market value equal to 10% of ITIC's (or any successor thereto's) income before taxes for the year ending December 31, 2002.

     Following completion of the Acquisitions, it is contemplated that ITIC, MutualFirst Financial, Inc. in Muncie, Indiana ("Mutual") and Americana Bancorp in New Castle, Indiana ("Americana") will form Indiana Title Insurance Company, LLC, an Indiana limited liability



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company (the "LLC"), to which ITIC will transfer all of the former assets of DCA and B&S which were acquired through the Acquisitions. Mutual and Americana will each contribute cash to LLC in exchange for their ownership interests. The ownership interests of the LLC held by ITIC, Mutual and Americana and the amount of the cash contributions by Mutual and Ameriana to the LLC have yet to be determined.

Item 7. Financial Statements and Exhibits.

(c)       Exhibit   Description
          -------   -----------

          23        Consent of Crowe, Chizek and Company LLP

          99(a) Audited consolidated financial statements of Lafayette Bancorporation as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000

          99(b) Unaudited consolidated financial statements of Lafayette as of September 30, 2001 and for each of the three month periods and nine month periods ended September 30, 2001 and 2000

          99(c) Unaudited pro forma combined consolidated financial information for Registrant and for Lafayette giving effect to the Merger, as of September 30, 2001, for the nine month period ended September 30, 2001, and for the year ended December 31, 2000

          99(d)     Press release dated November 27, 2001


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      By:  /s/  Larry R. Helms
                                           -----------------------------------
                                           Larry R. Helms, Senior Vice President


Dated: December 21, 2001



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